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                                                                    EXHIBIT 99.2

                     [Letterhead of Goldman, Sachs & Co.]


PERSONAL AND CONFIDENTIAL
-------------------------

November 28, 1999


Board of Directors
Capital Re Corporation
1325 Avenue of the Americas
New York, NY 10019

Re: Registration Statement on Form S-4 of ACE Limited relating to the below-referenced Amended and Restated Agreement and Plan of Merger

Gentlemen and Madame:

Reference is made to our opinion letter dated October 26, 1999 with respect to the fairness from a financial point of view to the holders (other than ACE) of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Capital Re Corporation (the "Company") of the Merger Consideration (as defined therein) to be received for the Shares pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 26, 1999 among ACE Limited ("ACE"), CapRe Acquisition Corp., a wholly-owned subsidiary of ACE, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions: "Summary -- Capital Re's Recommendations to its Stockholders", "Summary -- Opinion of Financial Advisor", "Special Factors -- Capital Re's Reasons for the Merger; Recommendation of the Board of Directors of Capital Re", "Special Factors -- Opinion of Capital Re's Financial Advisor", "The Merger Agreement -- Representations and Warranties by Capital Re", "The Merger Agreement -- Covenants and other Agreements" and to the inclusion of the foregoing opinion as Appendix C in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)

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